UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2019

EMAGINOS INC.

 (Exact Name of Registrant as Specified in its Charter)

Virginia	333-228248	36-4703558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13428 Maxella Avenue, #144 Marina Del Rey, California	90292
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (571) 921-4200
Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	None	None

Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

On November 1, 2019, management of Emaginos Inc. (the “Company”) dismissed its auditor, Mr. Juan Pizarro, CPA.

The reason for the dismissal is that the Company’s management concluded, and the Board concurred, that Mr. Pizzaro was not registered with the PCAOB and is not affiliated with any CPA firm that is or was registered with the PCAOB. The Company’s management believes that Mr. Pizarro may have falsely and fraudulently signed Eric Lien and Crowe Taiwan (TW) as signing off when neither Eric Lien or Crowe Taiwan (TW) CPAs reviewed, consented, or approved of any of these filings. Eric Lien or Crowe Taiwan (TW) CPAs have informed the Company’s management that they have no affiliation with Mr. Pizarro or Emaginos, Inc. and did not review, authorize, or approve of these filings.

As a result, the Company’s previously issued S-1 Registration Statement filed on November 7, 2018, and all subsequent amendments thereto, which went effective on April 8, 2019, as well as the Company’s unaudited Quarterly reports for the period ended March 31, 2019 and June 30, 2019 should also no longer be relied upon.

The Company is retaining a new auditor.

A copy of this Form 8-K was provided to the Company’s former auditor, Juan Pizarro, prior to its filing with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGINOS, INC.

Date: November 1, 2019	By:	/s/ Scott Taub
Name: Scott Taub Title: Chief Executive Officer

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